UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/13/2012

Sears Holdings Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51217

Delaware	20-1920798
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
(Address of principal executive offices, including zip code)

847-286-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

As previously reported, on July 6, 2012, federal legislation was signed into law that allows pension plan sponsors, including Sears Holdings Corporation (the "Company," "we," "our"), to use higher interest rate assumptions in valuing plan liabilities and determining funding obligations. As a result of this legislation, our domestic pension plan ("Plan") is within $203 million of being 80% funded under applicable law. If the Plan were 80% funded, it would have the ability to offer lump-sum settlements to a portion of its participants. The Company believes that it would be beneficial to settle pension obligations through lump-sum payments to Plan participants so as to reduce the Company's exposure to the gross pension obligation (which was $6.1 billion as reported in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012 ("10-K Report")). Specific risks of the gross pension obligation that the Company would expect to be mitigated through settlement of a portion of the gross pension obligation include: (1) investment return risk on pension assets, (2) interest rate risk on pension liability, (3) mortality risk on pension participants, and (4) regulatory risk from changes in applicable laws and associated fees.

As disclosed in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2012 (the "10-Q Report"), we may elect, at our discretion, to contribute more to the Plan than the minimum amounts required under applicable law. In order to reduce the risks outlined above, and because we believe that the Company has substantial liquidity and financial flexibility, the Company has elected to contribute an additional $203 million to the Plan on September 14, 2012, after which, the Plan will be 80% funded under applicable law. Thereafter, the Plan will offer lump-sum settlements to a portion of the Plan participants.

We now estimate that the required contributions to the Plan for 2013 will be approximately $350 million. This estimate and the actual timing and amount of required Plan contributions are dependent upon many factors, including returns on invested assets, the level of certain market interest rates, the discount rate used to determine pension obligations, the regulations to be adopted that implement the legislation, and other regulatory actions. In addition, we may elect, in our discretion, to contribute more to the Plan than the minimum amounts required under applicable law. For additional information concerning our pension and postretirement benefit plans, see the 10-K Report and the 10-Q Report, which may be accessed through the Securities and Exchange Commission's website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sears Holdings Corporation

Date: September 13, 2012	By:	/s/ Robert A. Riecker
Robert A. Riecker
Vice President, Controller and Chief Accounting Officer